Energy Systems North East, LLC
Income Statement
For the Years Ended September 30, 2004 and 2003
(Unaudited)
                                                                              Year Ended                    Year Ended
                                                                          September 30, 2004            September 30, 2003
                                                                          --------------------          --------------------

Revenue - Merchant Operation                                                      $ 1,243,067                   $ 1,927,511
Expenses - Merchant Operation                                                         963,697                     1,572,387
                                                                          --------------------          --------------------
Margin - Merchant Operation                                                           279,370                       355,124
                                                                          --------------------          --------------------

Revenue - Tolling Operation                                                                 -                             -
Expenses - Tolling Operation                                                                -                             -
                                                                          --------------------          --------------------
Margin - Tolling Operation                                                                  -                             -
                                                                          --------------------          --------------------

Revenue - Steam Generation                                                          3,536,767                     3,340,775
Expenses - Steam Generation                                                         2,976,701                     3,098,668
                                                                          --------------------          --------------------
Margin - Steam Generation                                                             560,066                       242,107
                                                                          --------------------          --------------------

Capacity Revenue                                                                    1,389,252                     1,134,267
Other Operating Revenue                                                                     -                             -
                                                                          --------------------          --------------------
                                                                                    1,389,252                     1,134,267

Total Margin                                                                        2,228,688                     1,731,498
                                                                          --------------------          --------------------

Operation Expenses:
Depreciation and Amortization                                                       1,096,117                     1,096,117
General and Administrative                                                          1,439,948                     1,301,755
Utilities                                                                             507,931                       447,503
Operations and Maintenance                                                            323,498                       412,506
Operating Fee                                                                         228,199                       216,505
Other                                                                                 141,522                       247,256
                                                                          --------------------          --------------------
                                                                                    3,737,215                     3,721,642
                                                                          --------------------          --------------------

Operating Income                                                                   (1,508,527)                   (1,990,144)

Interest Income                                                                        17,373                        33,278
Interest Expense                                                                      954,820                       995,868
Other Income                                                                          351,250                       290,250
                                                                          --------------------          --------------------

Net Income                                                                       $ (2,094,724)                 $ (2,662,484)
                                                                          ====================          ====================

Energy Systems North East, LLC
Balance Sheet
September 30, 2004 and 2003
(Unaudited)
                                                                       September 30,                    September 30,
Assets                                                                     2004                             2003
                                                                    --------------------             --------------------
 Current Assets
  Cash and Cash Equivalents                                                 $ 2,126,001                      $ 3,591,615
  Accounts Receivable                                                           909,061                          480,187
  Allowance for Doubtful Accounts                                               (16,850)                               -
  Prepaid Expenses                                                              208,082                          233,423
                                                                    --------------------             --------------------
                                                                              3,226,294                        4,305,225
                                                                    --------------------             --------------------

  Property, Plant & Equipment                                                21,550,983                       21,550,983
  Less: Accumulated Depreciation                                             (3,715,069)                      (2,627,702)
                                                                    --------------------             --------------------
                                                                             17,835,914                       18,923,281
                                                                    --------------------             --------------------

                                                                    --------------------             --------------------
  Other Assets                                                                  145,104                          153,854
                                                                    --------------------             --------------------

                                                                    --------------------             --------------------
Total Assets                                                               $ 21,207,312                     $ 23,382,360
                                                                    ====================             ====================

Liabilities & Equity
 Current Liabilities
  Accounts Payables                                                         $ 1,117,370                      $ 1,156,645
  Accrued Interest                                                              954,819                          995,868
                                                                    --------------------             --------------------
                                                                              2,072,189                        2,152,513
                                                                    --------------------             --------------------

Long-Term Liabilities
  Long-Term Notes Payable                                                    23,000,000                       23,000,000

 Equity
  Beginning Equity                                                            1,000,000                        1,000,000
  Retained Earnings                                                          (4,864,877)                      (2,770,153)
                                                                    --------------------             --------------------
                                                                             (3,864,877)                      (1,770,153)
                                                                    --------------------             --------------------

                                                                    --------------------             --------------------
Total Liabilities & Equity                                                 $ 21,207,312                     $ 23,382,360
                                                                    ====================             ====================

Energy Systems North East, LLC
Statement of Cash Flows
For the Years Ended September 30, 2004 and 2003
(Unaudited)                                                                      Year Ended                    Year Ended
                                                                             September 30, 2004            September 30, 2003
                                                                            ---------------------         ---------------------
Cash Flows from Operating Activities:
  Net Income (Loss)                                                             $ (2,094,724)                 $ (2,662,484)
  Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
            Depreciation and Amortization                                          1,096,117                     1,096,117
            Change in:
            Accounts Receivable                                                     (428,874)                      813,374
            Allowance for Doubtful Accounts                                           16,850                             -
            Prepaid Expenses                                                          25,341                        41,729
            Other Assets                                                                   -                        34,981
            Accounts Payable                                                         (39,275)                     (203,991)
            Accrued Interest                                                         (41,049)                     (155,889)
                                                                        ---------------------         ---------------------
            Total adjustments                                                        629,110                     1,626,321
                                                                        ---------------------         ---------------------

                                                                        ---------------------         ---------------------
                  Net cash provided by (used in) operating activities             (1,465,614)                   (1,036,163)
                                                                        ---------------------         ---------------------

Cash Flows from Investing Activities:
  Capital expenditures                                                                     -                             -

                                                                        ---------------------         ---------------------
                  Net cash used in investing activities                                    -                             -
                                                                        ---------------------         ---------------------

Cash Flows from Financing Activities:
  Proceeds from issuance of long-term debt                                                 -                             -
  Capital contributions from partners                                                      -                             -

                                                                        ---------------------         ---------------------
                  Net cash provided by financing activities                                -                             -
                                                                        ---------------------         ---------------------

Net Increase (Decrease) in Cash and Cash Equivalents                              (1,465,614)                   (1,036,163)
Cash, Beginning of year                                                            3,591,615                     4,627,778
                                                                        ---------------------         ---------------------
Cash, End of year                                                                $ 2,126,001                   $ 3,591,615
                                                                        =====================         =====================